SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 20, 2009

DRINKS AMERICAS HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897

Address of principal executive offices

Registrant's telephone number: (203) 762-7000

  (Former Name or Former Address, if Changed Since Last Report)

Item 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

On October 20, 2009, we reached agreements with our Chief Executive Officer and members of our Board of Directors to satisfy obligations owed to them, in the aggregate amount of $1,002,450 for salary, director fees, consulting fees, and satisfaction of a portion of an outstanding loan and the interest accrued thereon, by issuing to them 1,763,607 shares of our common stock and warrants to acquire 9,838,793 shares of our common stock.  Under this arrangement, the valuation of the common stock and the exercise price of the warrants was $.15 a share, which is a 250 percent premium to the current market price of our shares.  Fifty percent of the warrants can be exercised at anytime during the ten year term and the other 50 percent will only be exercisable at such time as the Company has achieved positive EBITDA for two successive quarters.  If this profitably standard is not realized during the term of the warrants, 50 percent of the warrants will be forfeited.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2009

DRINKS AMERICAS HOLDINGS, LTD.

By:	/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO